Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED PROLOGIS, INC.

2011 NOTIONAL ACCOUNT DEFERRED COMPENSATION PLAN

WHEREAS, Prologis, Inc. (the “Company”) maintains the Amended and Restated Prologis, Inc. 2011 Notional Account Deferred Compensation Plan (the “Plan”);

WHEREAS, the Company has the authority to amend the Plan; and

WHEREAS, amendment of the Plan is now considered desirable;

NOW THEREFORE, the Plan is hereby amended in the following particulars, all effective as of                     ,             :

1.    By adding the following as Section 12.20 to the Plan immediately after Section 12.19 thereof:

“12.20 Supplements and Appendices. The provisions of the Plan as applied to any Employer, Employee, Participant, group of employees or group of Participants may be modified or supplemented from time to time by the adoption of one or more Supplements or Appendices. Each Supplement or Appendix shall form a part of the Plan as of the Supplement’s or Appendix’s effective date. In the event of any inconsistency between a Supplement or Appendix and the Plan document, the terms of the Appendix or Supplement shall govern.”

2.    By adding the following as Supplement A to the Plan, which shall appear at the back of the Plan immediately after the signature page:

“SUPPLEMENT A TO

AMENDED AND RESTATED PROLOGIS, INC.

2011 NOTIONAL ACCOUNT DEFERRED COMPENSATION PLAN

(Special Provisions for Hamid R. Moghadam)

A-1.    Application and Definitions. The provisions of this Supplement A to the Amended and Restated Prologis, Inc. 2011 Notional Account Deferred Compensation Plan (the ‘Plan’) shall apply to Hamid R. Moghadam (the ‘Covered Participant’). Unless the context clearly implies or indicates the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined for purposes of this Supplement A. The provisions of this Supplement A shall be effective as of                     ,             .

A-2.    Definition of Account Balance. The Covered Participant’s ‘Account Balance’ under the Plan shall be computed in accordance with Section 1.1 of the Plan as of the last business day immediately preceding the date specified by the Committee (the ‘Determination Date’) and, as of any date from and after the Determination Date, the Covered Participant’s Account Balance shall be equal to his Notional Earnings Account as of such date (as adjusted in accordance with Section A-3 hereof). The Account Balance (and any other accounts under the Plan) shall be a bookkeeping entry only and shall be utilized solely as a device for measurement and determination of the amounts to be paid to the Covered Participant, or his designated Beneficiary, pursuant to the Plan.

A-3.    Notional Earnings Account. Notwithstanding the provisions of Section 3.1 or any other provision of the Plan, as of the Determination Date, the balance of the Covered Participant’s Notional Earnings Account shall be equal to his Account Balance as determined in accordance with Section A-2 of this Supplement. As of the Determination Date, the Covered Participant’s Notional Earnings Account shall be deemed to be invested in a Measurement Fund (the ‘Company Stock Fund’) consisting of shares of common stock, $.01 par value, of the Company (‘Common Stock’) with respect to that number of shares of Common Stock having a fair market value as of the Determination Date equal to the Account Balance as of the Determination Date unless and until the Covered Participant elects to change the Measurement Fund in accordance with Section A-4 of this Supplement. All deemed investments under the Plan are hypothetical and for bookkeeping purposes only. For purposes of this Supplement A, “fair market value” shall be determined in accordance with the methodology used for valuing equity awards under the Company’s long-term incentive plan as in effect as of the date of the relevant determination.

A-4.    Earnings Credits or Losses. The provisions of Section 3.3 of the Plan shall apply with respect to the Covered Participant for periods from and after the Determination Date; except as follows:

(a)	Only the Covered Participant (and no other Participant) shall be permitted to have an investment in the Company Stock Fund. The Common Stock Fund is only available to the Covered Participant.

(b)

During any period following the Determination Date that the Covered Participant’s Notional Earnings Account is deemed invested in the Common Stock Fund (the ‘Stock Investment Period’), cash credits will be made to the Covered Participant’s Notional Earnings Account in accordance with the following:

(i)

If a dividend with respect to shares of Common Stock is payable in cash, then, as of the applicable dividend payment date, the Covered Participant’s Notional Earnings Account shall be credited with an amount of cash equal to (A) the cash dividend payable with respect to a share of Common Stock, multiplied by (B) the number of shares allocated to the Common Stock Fund on the applicable dividend record date.

(ii)

If a dividend with respect to shares of Common Stock is payable in shares of Common Stock, then, as of the applicable dividend payment date, the Covered Participant’s Notional Earnings Account shall be credited with an amount of cash equal to (A) the number of shares of Common Stock distributed in the dividend with respect to a share of Common Stock, multiplied by (B) the fair market value of a share of Common Stock on the dividend payment date, multiplied by (C) the number of shares of Common Stock allocated to the Common Stock Fund on the applicable dividend record date.

(c)

The value of the portion of the Covered Participant’s Notional Earnings Account that is invested in the Common Stock Fund as of any date shall be equal to the fair market value of the shares of Common Stock allocated (as a hypothetical investment) to the Common Stock Fund as of the applicable date. The only earnings that shall be credited with respect to amounts invested in the Common Stock Fund shall be cash credits related to dividends in accordance with Section A-4(b).

(d)

Changes may be made to the Covered Participant’s Measurement Fund allocation elections in accordance with Section 3.3(a) of the Plan at any time during the Plan Year, without regard to the number of changes per Plan Year.

A-5.    Stock or LTIP Unit Distribution. The provisions of Section 5.7 of the Plan apply with respect to the distribution of the Covered Participant’s Account Balance (including the portion that is invested in the Company Stock Fund); provided, however, that (a) to the extent that the Covered Participant made an election pursuant to Section 5.7 of the Plan prior to the Determination Date to receive distribution in the form of LTIP Units, such election shall remain in effect (including with respect to any portion of the Account Balance that is invested in the Company Stock Fund) unless and until it is changed by the Covered Participant in accordance with the terms of the Plan and (b) the Covered Participant may elect to have all or any portion of his Account Balance (determined at the time of distribution) that is invested in the Company Stock Fund at the time of distribution distributed in the form of shares of Common Stock having a fair market value at the time of distribution equal to the value of the portion of the Account Balance that is to be distributed in such form.

A-6.    Trust. Notwithstanding the provisions of Section 11.1 of the Plan, neither the Company nor any other Employer shall have any obligation to transfer any amounts to the Trust with respect to the portion of the Covered Participant’s Notional Earnings Account that is invested in the Common Stock Fund.

A-7.    No Actual Investment. Notwithstanding any other provision of the Plan or this Supplement A that may be interpreted to the contrary, the Covered Participant’s interest under the Plan, including any amounts allocated to any Measurement Fund (including the Company Stock Fund), are for measurement purposes only and shall not be considered or construed in any manner as an actual investment of the Covered Participant. In the event that any Employer or the Trustee, in their own discretion, decides to invest any or all of the investments directed by the Covered Participant, the Covered Participant shall have no rights in or to such investments themselves. Without limiting the generality of the foregoing, the Covered Participant’s Notional Earnings Account shall at all times be a bookkeeping entry only and shall not represent any investment made on his behalf by the Company, any Employer or the Trust; the Covered Participant shall at all times remain an unsecured creditor of the Employers.

A-8.    Other Terms of Plan. Except as otherwise provided in this Supplement A, the terms and conditions of the Plan shall apply to the Covered Participant. Nothing in this Supplement A is intended or shall be construed to constitute a change in the form of time of payment for purposes of Section 409A of the Code.”

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